FOR MORE INFORMATION CONTACT
                                                    John Swendrowski, CHMN & CEO
                                                     Northland Cranberries, Inc.
                                                          800 First Avenue South
                                                                   P.O. Box 8020
                                                 Wisconsin Rapids, WI 54495-8020
                                                                  (715) 424-4444
                                                           www.northlandcran.com

NEWS RELEASE

FOR IMMEDIATE RELEASE (March 7, 2000)

NORTHLAND CRANBERRIES RETAINS INVESTMENT BANKERS TO HELP EXPLORE STRATEGIC ALTERNATIVES; ANNOUNCES $18.0 MILLION ONE-TIME, AFTER-TAX INVENTORY AND RECEIVABLES CHARGE; EXPECTS REDUCED EARNINGS FROM OPERATIONS FOR FISCAL SECOND QUARTER

          Wisconsin Rapids, WI -- Northland Cranberries, Inc. (Nasdaq: CBRYA), manufacturer and marketer of Northland brand 100% juice cranberry blends and Seneca brand fruit beverages, announced that it has retained two prominent investment banking firms, Deutsche Banc Alex Brown and U.S. Bancorp Piper Jaffray, Inc., to assist it in exploring various potential strategic alternatives to facilitate the long-term growth of its branded juice business and increase shareholder value. It is expected that these potential alternatives will include, among other possibilities, a potential strategic alliance with, or the potential sale of all or a portion of Northland to, a major food or beverage industry company or other partner.

          Northland also announced that it will record a one-time, after-tax charge of approximately $18.0 million, or approximately $0.89 on a fully diluted per share basis, in its fiscal second quarter ended February 29, 2000. The charge is comprised of an estimated $16.2 million after-tax, non-cash write-down of its cranberry inventory value to prevailing market levels and an estimated $1.8 million after-tax write-off of certain uncollectible trade receivables. The charges will not result in a restatement of Northland's first or second quarter operating results and will be effective from and after the end of Northland's second fiscal quarter.

          Additionally, although its results for its second quarter are still very preliminary and are subject to change and finalization, Northland announced that it expects to report lower than anticipated earnings per share for its second fiscal quarter. Before the estimated $0.89 per share charge described above, Northland believes it might report an after-tax loss for its second fiscal quarter of as much as approximately $1.8 million, or as much as approximately $0.09 per fully diluted share. Northland said that its quarterly results were adversely impacted by the ongoing unusually heavy promotional activities of its major competitor, Ocean Spray, expenses associated with Northland's national introduction of its new easy grip bottle and other increased expenses and materials costs. Northland stressed that these estimated quarterly results are very preliminary and are subject to change and finalization.

          In discussing Northland's retention of investment bankers to explore potential strategic alternatives, John Swendrowski, Chairman and Chief Executive Officer of Northland, said "Our Board of Directors believes that it is time to more aggressively pursue potential actions that could accelerate the growth potential of our branded juice business and, as a result, increase the value of the company for our shareholders. Given the current oversupply condition in the cranberry marketplace and the prospect that Ocean Spray will continue its unusually heavy promotional activity in its ongoing efforts to recapture market share lost to Northland and others, our Board and management decided that there exists an opportunity to take some bold actions now to more effectively combat these circumstances."

          "We believe that the addition to our team of two highly respected investment banking firms will help us explore the availability of a potential strategic alliance or other business combination with a well capitalized partner in the food or beverage or similar industry that will both allow our shareholders to realize increased value and provide our company with significantly more capital and marketing resources to go after our competition with even more strength," said Swendrowski.

          Swendrowski said that Northland's inventory charge was made necessary under generally accepted accounting principles as a result of the rapid decline in per-barrel prices of cranberries from $85 only two years ago to around $20 or less today caused by three straight industry record cranberry crops combined with Northland's historical fixed price cranberry crop purchase contracts with other growers that locked in these higher prices to growers who delivered their cranberries to Northland. Swendrowski explained that the prospects for any future similar inventory writedowns should be minimized because Northland has now revised its cranberry crop purchase agreements so that its cranberry crop purchase pricing now adjusts to correspond with then current cranberry market prices.

          "We believe that our inventory write-down, while required by the accounting rules, will greatly help us become even more competitive with Ocean Spray's ongoing heavy product price discounting and allow us to increase our gross margins and achieve more acceptable levels of profitability," said Swendrowski.

          "Additionally, the reduction of our inventory carrying costs should help to further position our entire company to remain focused on protecting, building and enhancing our Northland and Seneca cranberry brands," said Swendrowski.

          Northland does not intend to update the information contained herein with respect to Northland's exploration of potential strategic alternatives for any future developments or circumstances unless and until there is a definitive transaction agreement entered into between Northland and any third party or until its exploration of potential alternatives is definitely terminated. There can be no assurance whatsoever that any transaction between Northland and any third party will take place or, even if one does occur, about the nature and extent of any terms and conditions of any such potential transaction.

          Northland manufactures and markets Northland brand 100% juice cranberry blend products and other juice products under the Seneca, TreeSweet and Awake! brand names, which are sold nationwide through major retail grocery chains, wholesale grocers, convenience stores and mass merchandisers. The Company also produces cranberry products and other fruit juice products for the foodservice and ingredients industries. Northland also produces and markets the Northland brand of fresh cranberries to produce distributors and retailers throughout the United States, Canada and selected European markets.

          Northland is the largest grower of cranberries in the world, with 25 growing properties owned or operated in Wisconsin and Massachusetts. It is the only publicly-owned, regularly-traded cranberry company in the United States, with shares traded on the Nasdaq Stock Market under the listing symbol CBRYA.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. These forward-looking statements also include statements regarding the possible results of the Company's exploration of strategic alternatives, including potential transactions arising from that process. Whether or not these forward-looking statements will be accurate in the future will depend on certain risks and factors, including risks associated with
(i) development, market share growth and continued consumer acceptance of the Company's branded juice products; (ii) strategic actions of Northland's competitors in pricing, marketing and advertising; and (iii) agricultural factors affecting Northland's crop. These statements are based only on management's knowledge and expectations on the date of this release. The Company will not necessarily update these statements or other information in this release based on future events or circumstances.

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